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                             BARTLETT CAPITAL TRUST

                             DISTRIBUTION AGREEMENT


         This DISTRIBUTION AGREEMENT, made this 18th day of July, 1997, by and between Bartlett Capital Trust, a Massachusetts business trust ("Trust"), and BFP Financial Partners, Inc., a Maryland corporation ("Distributor").

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently offers three distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios designated as the Bartlett Basic Value Fund, Bartlett Europe Fund and Bartlett Value International Fund, respectively;

         WHEREAS, the Trust's Board of Trustees ("Board") has established three classes of shares of beneficial interest of each of the above-referenced Series, designated as Class A, Class C and Class Y shares;

         WHEREAS, each Series has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 for its Class A and Class C shares (each a "Plan" and collectively, the "Plans);

         WHEREAS, the Trust wishes to retain the Distributor as the principal distributor in connection with the offering and sale of the Class A, Class C and Class Y shares of beneficial interest of each Series, and such other Series as may hereafter be designated by the Board (the "Shares"), and to furnish certain other services to the Trust as specified in this Agreement;

         WHEREAS, this Agreement has been approved by separate votes of the Board and of certain disinterested trustees in conformity with Section 15 of, and paragraph (b)(2) of Rule 12b-1 under, the 1940 Act; and





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         WHEREAS, the Distributor is willing and able to act as principal distributor and to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. Appointment. The Trust hereby appoints the Distributor as principal distributor in connection with the offering and sale of the Shares on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to act hereunder. It is understood, however, that this appointment does not preclude sales of the Shares directly through the Trust's transfer agent in the manner set forth in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933 ("1933 Act") and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Series filed by the Trust as part of the Registration Statement, or as they may be amended from time to time.

         2.      Services and Duties of the Distributor.

                 (a) The Distributor, subject to applicable federal and state laws and the Declaration of Trust and By-Laws of the Trust, agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Trust and upon the terms described in the Registration Statement.





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                 (b)  Upon the later of the date of this Agreement or the
initial offering of the Shares to the public of a Series, the Distributor will hold itself available to receive purchase orders, satisfactory to the Distributor, for Shares of that Series and will accept such orders on behalf of the Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Trust's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

                 (c) The Distributor in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, including but not limited to Legg Mason Wood Walker, Inc. ("Legg Mason"), as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Trust.

                 (d) The offering price of the Shares of each Series shall be the net asset value per Share as next determined by the Trust following receipt of an order at the Distributor's principal office plus the applicable initial sales charge, if any, computed as set forth in the Registration Statement. The Trust shall promptly furnish the Distributor with a statement of each computation of net asset value.

                 (e) The Distributor shall not be obligated to sell any certain number of Shares.

                 (f) To facilitate redemption of Shares by shareholders directly or through dealers, the Distributor is authorized but not required on behalf of the Trust to repurchase Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement. The Distributor will receive no commission or other remuneration for repurchasing Shares. At the end of each business day, the Distributor shall notify by electronic means or in writing, the Trust and Boston Financial Data Services, Inc., the Trust's transfer agent of the orders for repurchase of Shares received by the Distributor since the last





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such report, the amount to be paid for such Shares, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Trust shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against monies due the Trust from the Distributor as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder and dealer requests for redemption of Shares.

         (g) The Distributor shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate subjects for the payment of "service fees" under Section 26(d) of the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice (collectively, "service activities"). "Service activities" do not include transfer agency-related and other services for which the Distributor may receive compensation from the Trust.

         (h) The Distributor shall have the right to use any list of shareholders of the Trust or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such list or lists to any unaffiliated person.

         3. Authorization to Enter into Dealer Agreements and to Delegate Duties as Distributor. With respect to the Shares of any or all Series, the Distributor may enter into a dealer agreement with Legg Mason or any other registered and qualified dealer with respect to sales of the Shares or the provision of service activities. In a separate Agreement or as part of any such dealer agreement, the Distributor also may delegate to Legg Mason or another registered and qualified dealer ("sub-distributor") any or all of its duties specified in this Agreement, provided that such separate Agreement or dealer agreement imposes on the sub-distributor bound thereby all applicable duties and conditions to which the Distributor is





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subject under this Agreement, and further provided that such separate
Agreements or dealer agreements meet all requirements of the 1940 Act and rules thereunder.

         4. Services Not Exclusive. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Distributor, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

         5.      Compensation.

                 (a) As compensation for its service activities under this Agreement with respect to the Class A and Class C Shares, the Distributor shall receive from the Trust a service fee at the rate and under the terms and conditions of the Plan or Plans adopted by the Trust with respect to the Class A Shares and Class C Shares, respectively, of the Series, as such Plan or Plans are amended from time to time, and subject to any further limitations on such fee as the Board may impose.

                 (b) As compensation for its activities under this Agreement with respect to the distribution of the Class A Shares, the Distributor shall retain the initial sales charge, if any, on purchases of Class A Shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Class A Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the initial sales charge, if any.

                 (c) As additional compensation for its activities under this Agreement with respect to the distribution of the Class A and Class C Shares, the Distributor shall receive all contingent deferred sales charges imposed on redemptions of Class A or Class C Shares, respectively, of each Series, if any. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in





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accordance with, and in the manner set forth in, the Registration Statement.

                 (d) As compensation for its activities under this Agreement with respect to the distribution of the Class C Shares, the Distributor shall receive from the Trust a distribution fee at the rate and under the terms and conditions of the Plan or Plans adopted by the Trust with respect to the Class C Shares of the Series, as such Plan or Plans are amended from time to time, and subject to any further limitations on such fee as the Board may impose.

                 (e) The Distributor may reallow any or all of the initial sales charges, contingent deferred sales charges, service or distribution fees which it is paid under this Agreement to such dealers as it may from time to time determine; provided, however, that the Distributor may not reallow to any dealer for service activities an amount in excess of .25% of the average annual net asset value of the Shares with respect to which said dealer provides service activities.

         6.      Duties of the Trust.

                 (a) The Trust reserves the right at any time to withdraw offering Shares of any or all Series (and of any or all Classes thereof) by written notice to the Distributor at its principal office.

                 (b) The Trust shall determine in its sole discretion whether certificates shall be issued with respect to the Shares, and there is no current intention that such certificates shall be issued. If the Trust determines that certificates shall be issued, the Trust will not cause certificates representing Shares to be issued unless so requested by shareholders. If such request is transmitted by the Distributor, the Trust will cause certificates evidencing Shares to be issued in such names and denominations as the Distributor shall from time to time direct.





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                 (c)  The Trust shall keep the Distributor fully informed
of its affairs and shall make available to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as the Distributor may request, and the Trust shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares of the Series and in the performance of the Distributor under this Agreement.

                 (d) The Trust shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Trust agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

                 (e) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Series for sale under the securities laws of such states or other jurisdictions as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such jurisdictions; provided that the Trust shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activ-





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ities as may be required by the Trust in connection with such qualifications.

         7. Expenses of the Trust. The Trust shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements of its counsel and independent public accountants; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale and of the Trust as a broker or dealer under the securities laws of such jurisdictions as shall be selected by the Trust and the Distributor pursuant to Paragraph 6(e) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

         8. Expenses of the Distributor. The Distributor shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with the sale of Shares under this Agreement, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by the Distributor in connection with such offering; (iii) the expenses of registration or qualification of the Distributor as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to the Distributor' employees and others for selling Shares, and all expenses of the Distributor, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

         9.      Indemnification.





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                 (a)  The Trust agrees to indemnify, defend and hold the
Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to the shareholders of any Series to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. The Trust shall not be liable to the Distributor under this indemnity agreement with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not





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relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of its Shares.

                 (b) The Distributor agrees to indemnify, defend, and hold the Trust, its officers and trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its trustees or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between the Distributor and any retail dealer, or arising out of any supplemental sales literature or advertising used by the Distributor in connection with its duties under this Agreement. The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the





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defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them.
If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         10. Limitation of Liability of the Trustees and Shareholders of the Trust. The obligations of the Trust hereunder shall not be personally binding upon any of the trustees, nominees, officers, agents or employees of the Trust, or the shareholders of any Series, but shall bind only the assets of the Trust or such Series as set forth in the Trust's Declaration of Trust, as amended. The Distributor agrees that, in asserting any rights or claims under this Agreement, it shall look only to such assets in settlement of any such right or claim. Notice is hereby provided that the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The execution and delivery of this Agreement by an officer of the Trust has been authorized by the trustees of the Trust. Such authorization and execution and delivery shall not be deemed to have been made by any trustee, shareholder or officer individually or to impose any personal liability upon them.

         11. Services Provided to the Trust by Employees of the Distributor. Any person, even though also an officer, director, employee or agent of the Distributor, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of the Distributor even though paid by the Distributor.

         12. Quarterly Reports to Board. The Distributor shall prepare reports for the Board on a quarterly basis showing such





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information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board.

         13.  Duration and Termination.

                 (a) This Agreement shall become effective upon the date hereabove written, provided that, with respect to any Series, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Plan relating to the Series or in any agreements related thereto (all such trustees collectively being referred to herein as the "Independent Trustees") cast in person at a meeting called for the purpose of voting on such action.

                 (b) Notwithstanding the foregoing, with respect to any Series, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Shares of such Series on sixty days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on sixty days' written notice to the Trust or such Series. This Agreement will automatically terminate in the event of its assignment.

                 (c) Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series.

         14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         15. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the 1940 Act. To the extent that the applicable laws of the





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Commonwealth of Massachusetts conflict with the applicable provisions of the
l940 Act, the latter shall control.

         16. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the l940 Act.





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         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                           BARTLETT CAPITAL TRUST



By:                               By:
   -----------------------           ---------------------------------

Attest:                           BFP FINANCIAL PARTNERS, INC.



By:                               By:
   -----------------------           ---------------------------------




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